Exhibit 23.



CONSENT OF INDEPENDENT ACCOUNTANTS



American Maize-Products Company:

     We consent to the incorporation by reference in the Registration Statements of American Maize-Products Company on Form S-8 (File Nos. 33-69794, 33-69796, 2-69532, 2-90927, 33-664
and 33-22943) of our reports dated February 22, 1994 on our audits of the consolidated financial statements and financial statement schedules of American Maize-Products Company as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are incorporated by reference in this Annual Report on Form 10-K.



                                     COOPERS & LYBRAND

One Canterbury Green
Stamford, Connecticut
March 25, 1994.
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